WARRANT AGREEMENT (the "Agreement"), dated as of December 15, 1999, between Hvide Marine Incorporated, a Delaware corporation (together with any successors and assigns, the "Company"), and STATE STREET BANK AND TRUST COMPANY, a Massachusetts chartered trust company, as Warrant Agent (the "Warrant Agent").

WHEREAS, the Company proposes to issue and sell pursuant to a Purchase Agreement, dated as of December 15, 1999, among the Company, the Guarantors named therein (the "Guarantors") and the Purchasers named therein (the "Purchasers"), $95,000,000 in aggregate principal amount at maturity of the Company's 12 1/2% Senior Secured Notes due 2007, issued under an Indenture dated as of the date hereof among the Company, the Guarantors and STATE STREET BANK AND TRUST COMPANY, as Trustee (the "Indenture"), along with 536,193 Warrants (each, including any additional Warrants as described below, a "Warrant," and collectively, the "Warrants") for the purchase of an aggregate of 536,193 shares of the Company's Common Stock, par value $.01 per share (the "Common Stock," and the shares of Common Stock issuable upon exercise of the Warrants, including any additional warrants as described below, being referred to herein as the "Warrant Shares"); and the Company has also delivered on the date hereof an additional 187,668 Warrant to purchase 187,668 Warrant Shares to the Purchasers as compensation for certain advisory fees; and

WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company and the Warrant Agent is willing to act in connection with the issuance, transfer, exchange and exercise of Warrants as provided herein; and

WHEREAS, the holders of Warrants and Warrant Shares shall, from time to time, have certain rights and obligations with respect thereto as set forth in the Common Stock Registration Rights Agreement, dated as of December 15, 1999, among the Company and the Purchasers;

NOW, THEREFORE, in consideration of the premises and mutual agreements herein, the Company and the Warrant Agent hereby agree as follows:

SECTION 1. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the instructions hereinafter set forth in this Agreement, and the Warrant Agent hereby accepts such appointment.

SECTION 2. Warrant Certificates. The Warrants will initially be issued either in global form (the "Global Warrants"), substantially in the form of Exhibit A hereto (including footnote 1 thereto) or in registered form as definitive Warrant certificates (the "Definitive Warrants"), substantially in the form of Exhibit A hereto (excluding footnote 1 thereto). Such Global Warrants shall represent such of the outstanding Warrants as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Warrants from time to time endorsed thereon and that the aggregate amount of outstanding Warrants represented thereby may from time to time be reduced or increased, as appropriate. Any endorsement of a Global Warrant to reflect the amount of any increase or decrease in the amount of outstanding Warrants represented thereby shall be made by the Warrant Agent and Depository (as defined below) in accordance with instructions given by the holder thereof. The Depository Trust Company (the "Depository") shall act as the Depository with respect to the Global Warrants until a successor shall be appointed by the Company. Upon written request, a Warrant holder may receive from the Depository and Warrant Agent Definitive Warrants as set forth in Section 6 below.

SECTION 3. Execution of Warrant Certificates. Certificates ("Warrant Certificates") evidencing the Global Warrants or the Definitive Warrants to be delivered pursuant to this Agreement shall be signed on behalf of the Company by its Chairman of the Board or its President, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer or a Vice President and by its Secretary or an Assistant Secretary. Each such signature upon the Warrant Certificates may be in the form of a facsimile signature of the present or any future Chairman of the Board, President, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, a Vice President, Secretary or Assistant Secretary and may be imprinted or otherwise reproduced on the Warrant Certificates and for that purpose the Company may adopt and use the facsimile signature of any person who shall have been Chairman of the Board, Chief Executive Officer, President, Chief Financial Officer, Chief Operating Officer, Vice President, Secretary or Assistant Secretary, notwithstanding the fact that at the time the Warrant Certificates shall be countersigned and delivered or disposed of such person shall have ceased to hold such office. In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer before the Warrant Certificates so signed shall have been countersigned by the Warrant Agent, or disposed of by the Company, such Warrant Certificates nevertheless may be countersigned and delivered or disposed of as though such person had not ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company to sign such Warrant Certificate, although at the date of the execution of this Warrant Agreement any such person was not such officer. Warrant Certificates shall be dated the date of countersignature by the Warrant Agent.

SECTION 4. Registration and Countersignature. The Warrants shall be numbered and shall be registered on the books of the Company maintained at the principal office of the Warrant Agent in the Borough of Manhattan, City of New York (the "Warrant Register") as they are issued. Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. The Warrant Agent shall, upon written instructions of the Chairman of the Board, the President, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, a Vice President, the Secretary or an Assistant Secretary of the Company, initially countersign and deliver Warrants entitling the holders thereof to purchase not more than the number of Warrant Shares referred to above in the first recital hereof and shall thereafter countersign and deliver Warrants as otherwise provided in this Agreement. The Company and the Warrant Agent may deem and treat the registered holders,(the "Holders", as listed on Schedule 1) of the Warrant Certificates as the absolute owners thereof (notwithstanding any notation of ownership or other writing thereon made by anyone) for all purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

SECTION 5. Transfer and Exchange of Warrants. The Warrant Agent shall from time to time, subject to the limitations of Section 6, register the transfer of any outstanding Warrants upon the records to be maintained by it for that purpose, upon surrender thereof duly endorsed or accompanied (if so required by it) by a written instrument or instruments of transfer in form reasonably satisfactory to the Warrant Agent, duly executed by the registered Holder or Holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney. Subject to the terms of this Agreement, each Warrant Certificate may be exchanged for another certificate or certificates entitling the Holder thereof to purchase a like aggregate number of Warrant Shares as the certificate or certificates surrendered then entitle each Holder to purchase. Any Holder desiring to exchange a Warrant Certificate or Certificates shall make such request in writing delivered to the Warrant Agent, and shall surrender, duly endorsed or accompanied (if so required by the Warrant Agent) by a written instrument or instruments of transfer in form satisfactory to the Warrant Agent, the Warrant Certificate or Certificates to be so exchanged. Upon registration of transfer, the Warrant Agent shall countersign and deliver by certified or first class mail a new Warrant Certificate or Certificates to the persons entitled thereto. The Warrant Certificates may be exchanged at the option of the Holder thereof, when surrendered at the office or agency of the Company maintained for such purpose, which initially will be the corporate trust office of the Warrant Agent in New York, New York for another Warrant Certificate, or other Warrant Certificates of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Warrant Shares. No service charge shall be made for any exchange or registration of transfer of Warrant Certificates, but the Company may require payment of a sum sufficient to cover any stamp or other tax or other governmental charge that is imposed in connection with any such exchange or registration of transfer. The Warrant Agent shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Agreement or under applicable law with respect to any transfer of any interest in any Warrant (including any transfers between or among Depository participants or beneficial owners of interests in any Global Warrant) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of this Agreement and to examine the same to determine substantial compliance as to form with the express requirements thereof.

SECTION 6. Registration of Transfers and Exchanges. (a) Transfer and Exchange of Definitive Warrants. When Definitive Warrants are presented to the Warrant Agent with a request:

         (i)  to register the transfer of the Definitive Warrants; or
         (ii) to exchange such Definitive Warrants for an equal number of Definitive Warrants of other authorized denominations, the Warrant Agent shall register the transfer or make the exchange as requested if its requirements under this Agreement are met; provided, however, that the Definitive Warrants presented or surrendered for registration of transfer or exchange:

                  (x) shall be duly endorsed or accompanied by a written instruction of transfer in form reasonably satisfactory to the Warrant Agent, duly executed by the Holder thereof or by such Holder's attorney, duly authorized in writing; and

                  (y) in the case of Warrants (the "Restricted Warrants") that constitute Restricted Securities (as such term is defined in Rule 144(a)(3) of the Securities Act of 1933, as amended (the "Securities Act")), such Warrants shall be accompanied, in the sole discretion of the Company, by the following additional information and documents, as applicable; it being understood, however, that the Warrant Agent need not determine whether any Warrants are Restricted Warrants and, if so, which clause (A) through (C) below is applicable:

(A) if such Restricted Warrant is being delivered to the Warrant Agent by a Holder for registration in the name of such Holder, without transfer, a certification from such holder to that effect (in substantially the form of Exhibit B hereto); or

(B) if such Restricted Warrant is being transferred to a qualified institutional buyer (as defined in Rule 144A under the Securities Act, a "QIB") in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or Regulation S under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect (in substantially the form of Exhibit B hereto) and, with respect to transfers pursuant to Rule 144 or Regulation S, an opinion of counsel reasonably acceptable to the Company and the Warrant Agent to the effect that such transfer does not require registration under the Securities Act; or

(C) if such Restricted Warrant is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (in substantially the form of Exhibit B hereto) and an opinion of counsel reasonably acceptable to the Company and to the Warrant Agent to the effect that such transfer does not require registration under the Securities Act. (b) Restrictions on Transfer of a Definitive Warrant for a Beneficial Interest in a Global Warrant. A
     Definitive Warrant may not be exchanged for a beneficial interest in a Global Warrant except upon satisfaction of the requirements set forth below. Upon receipt by the Warrant Agent of a Definitive Warrant, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Warrant Agent, together with:

(A) if such Definitive Warrant constitutes Restricted Warrants, certification, substantially in the form of Exhibit B hereto, that such Definitive Warrant is being transferred to a QIB in accordance with Rule 144A under the Securities Act; and

(B) written instructions directing the Warrant Agent to make, or to direct the Depository to make, an endorsement on the Global Warrant to reflect an increase in the aggregate amount of the Warrants represented by the Global Warrant, then the Warrant Agent shall cancel such Definitive Warrant and cause, or direct the Depository to cause, in accordance with the standing instructions and procedures existing between the Depository and the Warrant Agent, the number of Warrant Shares represented by the Global Warrant to be increased accordingly, or, if no Global Warrant is then outstanding, the Company shall issue and the Warrant Agent shall countersign a new Global Warrant in the appropriate amount.

(c) Transfer and Exchange of Global Warrants. The transfer and exchange of Global Warrants or beneficial interests therein shall be effected through the Depository, in accordance with this Agreement (including the restrictions on transfer set forth herein) and the procedures of the Depository therefor.

(d) Transfer of a Beneficial Interest in a Global Warrant for a Definitive Warrant.

         (i) Any person having a beneficial interest in a Global Warrant may upon request exchange such beneficial interest for a Definitive Warrant. Upon receipt by the Warrant Agent of written instructions or such other form of instructions as is customary for the Depository from the Depository or its nominee on behalf of any person having a beneficial interest in a Global Warrant and upon receipt by the Warrant Agent of a written order or such other form of instructions as is customary for the Depository or the person designated by the Depository as having such a beneficial interest containing registration instructions and, in the case of a beneficial interest in Restricted Warrants, the following additional information and documents; it being understood, however, that the Warrant Agent need not determine which clause (A) through (C) below is applicable:

(A) If such beneficial interest is being transferred to the person designated by the Depository as being the beneficial owner, a certification from such person to that effect (in substantially the form of Exhibit B hereto); or

(B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 or Regulation S under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect from the transferee and/or transferor (in substantially the form of Exhibit B hereto), as requested by the Company and the Warrant Agent, and, with respect to transfers pursuant to Rule 144 or Regulation S, an opinion of counsel reasonably acceptable to the Company and the Warrant Agent to the effect that such transfer does not require registration under the Securities Act; or

(C) if such beneficial interest is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect from the transferee and/or transferor, as requested by the Company and the Warrant Agent (in substantially the form of Exhibit B hereto), and an opinion of counsel from the transferee or transferor reasonably acceptable to the Company and to the Warrant Agent to the effect that such transfer does not require registration under the Securities Act, then the Warrant Agent will cause, in accordance with the standing instructions and procedures existing between the Depository and the Warrant Agent, the aggregate amount of the Global Warrant to be reduced and, following such reduction, the Company will execute and, upon receipt of appropriate instructions in the form of an Officers' Certificate (as defined in the Indenture), the Warrant Agent will countersign and deliver to the transferee a Definitive Warrant.

         (ii) Definitive Warrants issued in exchange for a beneficial interest in a Global Warrant pursuant to this Section 6(d) shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Warrant Agent in writing, provided such designation is in accordance with this Section 6(d). The Warrant Agent shall deliver such Definitive Warrants to the persons in whose names such Definitive Warrants are registered. (e) Restrictions on Transfer and Exchange of Global Warrants. Notwithstanding any other provisions of this Warrant Agreement (other than the provisions set forth in subsection (f) of this Section 6), a Global Warrant may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

(f) Authentication of Definitive Warrants in Absence of Depository. If at any time:

         (i) the Depository for the Global Warrants notifies the Company that the Depository is unwilling or unable to continue as depository for the Global Warrant and a successor depository for the Global Warrant is not appointed by the Company within 90 days after delivery of such notice; or

         (ii) the Company, at its sole discretion, notifies the Warrant Agent in writing that it elects to cause the issuance of Definitive Warrants under this Warrant Agreement, then the Company will execute, and the Warrant Agent, upon receipt of an Officers' Certificate (as defined in the Indenture) requesting the countersignature and delivery of Definitive Warrants, will countersign and deliver Definitive Warrants, in an aggregate number equal to the aggregate number of Warrants represented by the Global Warrant, in exchange for such Global Warrant.

(g)  Legends.
         (i) Except as permitted by the following paragraph (ii), each Warrant Certificate evidencing the Global Warrants and the Definitive Warrants (and all Warrants issued in exchange therefor or substitution thereof) shall bear a legend substantially as set forth in Exhibit C.

         (ii) Upon any sale or transfer of a Warrant pursuant to Rule 144 under the Securities Act or an effective registration statement under the Securities
Act:

(A) in the case of any Warrant that is a Definitive Warrant, the Warrant Agent shall permit the Holder thereof to exchange such Restricted Warrant for a Definitive Warrant that does not bear the legend set forthin Exhibit C and rescind any related restriction on the transfer of such Warrant (i) in the case of a sale or transfer pursuant to Rule 144, after delivery by the Holder thereof of a certificate to that effect (substantially in the form of Exhibit B hereto) and accompanied by an opinion of counsel, reasonably satisfactory to the Company and the Warrant Agent, to the effect that such transfer does not require registration under the Securities Act or (ii) in the case of a sale or transfer pursuant to an effective registration statement, after delivery of evidence of such effective registration statement; and

(B) any such Warrant represented by a Global Warrant shall not be subject to the provisions set forth in (i) above (such sales or transfers being subject only to the provisions of Section 6(c) hereof); provided, however, that with respect to any request for an exchange of a Warrant that is represented by a Global Warrant for a Definitive Warrant that does not bear the legend set forth in Exhibit C, which request is made in reliance upon Rule 144, the Holder thereof shall certify in writing to the Warrant Agent that such request is being made pursuant to Rule 144 (such certification to be substantially in the form of Exhibit B hereto) and shall obtain an opinion of counsel, reasonably acceptable to the Company and the Warrant Agent, to the effect that such transfer does not require registration under the Securities Act.

 (h) Cancellation and/or Adjustment of a Global Warrant. At such time as all beneficial interests in a Global Warrant have either been exchanged for Definitive Warrants, redeemed, repurchased or cancelled, such Global Warrant shall be returned to or retained and cancelled by the Warrant Agent. At any time prior to such cancellation, if any beneficial interest in a Global Warrant is exchanged for Definitive Warrants, redeemed, repurchased or cancelled, the number of Warrants represented by such Global Warrant shall be reduced and an endorsement shall be made on such Global Warrant, by the Warrant Agent to reflect such reduction. (i) Obligations with Respect to Transfers and Exchanges of Definitive Warrants.

         (i) To permit registrations of transfers and exchanges in accordance with the terms of this Agreement, the Company shall execute, and the Warrant Agent, upon receipt of appropriate instructions in the form of an Officers' Certificate, shall countersign, Definitive Warrants and Global Warrants.

         (ii) All Definitive Warrants and Global Warrants issued upon any registration, transfer or exchange of Definitive Warrants or Global Warrants shall be the valid obligations of the Company, entitled to the same benefits under this Warrant Agreement as the Definitive Warrants or Global Warrants surrendered upon the registration of transfer or exchange.

         (iii) Prior to due presentment for registration of transfer of any Warrant, the Warrant Agent and the Company may deem and treat the person in whose name any Warrant is registered as the absolute owner of such Warrant, and neither the Warrant Agent nor the Company shall be affected by notice to the contrary. SECTION 7. Terms of Warrants; Exercise of Warrants Subject to the terms of this Agreement, each Warrant Holder shall have the right, which may be exercised commencing on or after the original date of issue of the Warrants (the "Issue Date") and until 5:00 p.m., New York City time, on June 30, 2007 (the "Expiration Date"), to receive from the Company the number of fully paid and nonassessable Warrant Shares that the Holder may at the time be entitled to receive on exercise of such Warrants and payment of the Exercise Price (as defined below) then in effect for such Warrant Shares. Subject to the next paragraph of this Section, each Warrant not exercised prior to the Expiration Date shall become void and all rights thereunder and all rights in respect thereof under this Agreement and otherwise shall cease as of such time. No adjustments as to dividends will be made upon exercise of the Warrants. The initial price per share at which Warrant Shares shall be purchasable upon exercise of Warrants (the "Exercise Price") shall be $.01. The number of Warrant Shares for which a Warrant may be exercised is subject to adjustment as provided in Section 12 hereof. A Warrant may be exercised upon surrender at the office or agency of the Company maintained for such purpose, which initially will be the corporate trust office of the Warrant Agent in New York, New York, of the certificate or certificates evidencing the Warrants to be exercised with the form of election to purchase on the reverse thereof duly filled in and signed, which signature shall be guaranteed by a participant in a recognized Signature Guarantee Medallion Program, and upon payment to the Warrant Agent for the account of the Company of the Exercise Price, as adjusted as herein provided, for the number of Warrant Shares in respect of which such Warrants are then exercised. Payment of the Exercise Price may be made, in the sole discretion of the Holder, in the form of any of the following: (a) cash or a check or bank draft in New York Clearing House funds, (b) by the surrender to the Company for cancellation of a portion of the Warrants held by a Holder representing that number of unissued Warrant Shares having a Current Market Value equal to the aggregate Exercise Price of the Warrant Shares being obtained or (c) by the surrender of the applicable Warrant and without the payment of the Exercise Price in cash, for such number of Warrant Shares equal to the product of (1) the number of Warrant Shares for which such Warrants are exercisable with payment in cash of the Exercise Price as of the date of exercise and (2) the Cashless Exercise Ratio or (d) by any combination of (a), (b) and (c) above. For purposes of this Agreement, the "Cashless Exercise Ratio" shall equal a fraction, the numerator of which is the excess of the Current Market Value of the Common Stock on the date of exercise over the Exercise Price Per Share as of the date of exercise and the denominator of which is the Current Market Value of the Common Stock on the date of exercise. An exercise of a Warrant in accordance with the immediately preceding sentences through the surrender of Warrants and not with cash is herein called a "Cashless Exercise." Upon surrender of a Warrant Certificate representing more than one Warrant in connection with the Holder's option to elect a Cashless Exercise, the number of Warrant Shares deliverable upon a Cashless Exercise shall be equal to the number of Warrants that the holder specifies is to be exercised pursuant to a Cashless Exercise multiplied by the Cashless Exercise Ratio. All provisions of this Agreement shall be applicable with respect to an exercise of a Warrant Certificate pursuant to a Cashless Exercise for less than the full number of Warrants represented thereby. "Exercise Price Per Share" means the Exercise Price divided by the number of Warrant Shares for which a Warrant is then exercisable (without giving effect to the Cashless Exercise option).

Subject to the provisions of Section 6 hereof, upon such surrender of Warrants and payment of the Exercise Price, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the Holder and in such name or names as the Warrant Holder may designate a certificate or certificates for the number of full Warrant Shares issuable upon the exercise of such Warrants together with cash as provided in Section 13; provided, however, that if any consolidation, merger or lease or sale of assets and subsequent liquidation of the Company is proposed to be effected by the Company as described in subsection (k) of Section 12 hereof, or a tender offer or an exchange offer for shares of Common Stock of the Company shall have been made and not terminated, upon such surrender of Warrants and payment of the Exercise Price as aforesaid, the Company shall, as soon as possible, but in any event not later than three days, other than a Saturday or Sunday or a day on which banking institutions in the State of New York are not open for business ("Business Day") thereafter, issue and cause to be delivered the full number of Warrant Shares issuable upon the exercise of such Warrants in the manner described in this sentence together with cash as provided in Section 13. Such certificate or certificates shall be deemed to have been issued and any person so named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrants and payment of the Exercise Price.

The Warrants shall be exercisable, at the election of the Holders thereof, either in full or from time to time in part and, in the event that a certificate evidencing Warrants is exercised in respect of fewer than all of the Warrant Shares issuable on such exercise at any time prior to the date of expiration of the Warrants, a new certificate evidencing the remaining Warrant or Warrants will be issued, and the Warrant Agent is hereby irrevocably authorized to countersign and to deliver the required new Warrant Certificate or Certificates pursuant to the provisions of this Section 7 and of Section 3 hereof, and the Company, whenever required by the Warrant Agent, will promptly supply the Warrant Agent with Warrant Certificates duly executed on behalf of the Company for such purpose.

All Warrant Certificates surrendered upon exercise of Warrants shall be cancelled by the Warrant Agent. Such cancelled Warrant Certificates shall then be disposed of by the Warrant Agent in a manner consistent with the Warrant Agent's customary procedure for such disposal and in a manner reasonably satisfactory to the Company. The Warrant Agent shall account promptly to the Company with respect to Warrants exercised and concurrently pay to the Company all monies received by the Warrant Agent for the purchase of the Warrant Shares through the exercise of such Warrants.

The Warrant Agent shall keep copies of this Agreement available for inspection by the Holders during normal business hours at its office. The Company shall supply the Warrant Agent from time to time with such numbers of copies of this Agreement as the Warrant Agent may request.

SECTION 8. Payment of Taxes. The Company will pay all documentary stamp taxes attributable to the initial issuance of Warrant Shares upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any tax or taxes that may be payable in respect of any transfer involved in the issue of any Warrant Certificates or any certificates for Warrant Shares in a name other than that of the registered Holder of a Warrant Certificate surrendered upon the exercise of a Warrant, and the Company shall not be required to issue or deliver such Warrant Certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

SECTION 9. Mutilated or Missing Warrant Certificates. In case any of the Warrant Certificates shall be mutilated, lost, stolen or destroyed, the Company may in its discretion issue and the Warrant Agent upon written instructions from the Company in the form of an Officers' Certificate, may countersign, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence satisfactory to the Company and the Warrant Agent of such loss, theft or destruction of such Warrant Certificate and a bond or indemnity, if requested, also satisfactory to them. Applicants for such substitute Warrant Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company or the Warrant Agent may prescribe.

SECTION 10. Reservation of Warrant Shares. The Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock or its authorized and issued Common Stock held in its treasury, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of Warrants, the maximum number of shares of Common Stock which may then be deliverable upon the exercise of all outstanding Warrants.

The Company or, if appointed, the transfer agent for the Common Stock and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of any of the rights of purchase aforesaid (the "Transfer Agent") will be authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Agreement on file with the Transfer Agent and with every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants. The Warrant Agent is hereby irrevocably authorized to requisition from time to time from such Transfer Agent the stock certificates required to honor outstanding Warrants upon exercise thereof in accordance with the terms of this Agreement. The Company will supply such Transfer Agent with duly executed certificates for such purposes and will provide or otherwise make available any cash which may be payable as provided in Section 13. The Company will furnish such Transfer Agent a copy of all notices of adjustments and certificates related thereto transmitted to each Holder pursuant to Section 14 hereof.

The Company covenants that all Warrant Shares which may be issued upon exercise of Warrants will, upon payment of the Exercise Price therefor and issue, be validly authorized and issued, fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issuance thereof. The Company will take no action to increase the par value of the Common Stock to an amount in excess of the Exercise Price, and the Company will not enter into any agreements inconsistent in any material respect with the rights of Holders hereunder. The Company will use its reasonable best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Agreement.

SECTION 11. Public Equity Offering of Common Stock; PORTAL. In the event that, at any time during the period in which the Warrants are exercisable, the Common Stock is not listed on any principal securities or exchanges or markets within the United States of America, the Company will use its reasonable best efforts to permit the Warrant Shares to be designated PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. relating to trading in the Private Offerings, Resales and Trading through Automated Linkages market.

SECTION 12. Adjustment of Exercise Price and Number of Warrant Shares Issuable. The Exercise Price and the number of shares of Common Stock issuable upon the exercise of each Warrant (the "Exercise Rate") is subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 12.

(a)  Adjustment for Change in Capital Stock.  If the Company:

         (1) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock or other capital stock of the Company; or

         (2) subdivides, combines or reclassifies its outstanding shares of Common Stock,

then the Exercise Rate in effect immediately prior to such action shall be proportionately adjusted so that the Holder of any Warrant thereafter exercised may receive the aggregate number and kind of shares of capital stock of the Company that such Holder would have owned immediately following such action if such Warrant had been exercised immediately prior to such action or immediately prior to the record date applicable thereto, if any (regardless of whether the Warrants are then exercisable and without giving effect to the Cashless Exercise Option). The Exercise Price in effect immediately prior to such action shall be adjusted to a price determined by multiplying the Exercise Price in effect immediately prior to such action by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding before giving effect to such action and the denominator of which shall be the number of shares of Common Stock and/or such other capital stock outstanding referred to in the foregoing clause (a)(1) after giving effect to such action.

The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification. If after an adjustment a Holder of a Warrant upon exercise of it may receive shares of two or more classes of capital stock of the Company, the board of directors of the Company shall determine the allocation of the adjusted Exercise Price between the classes of capital stock. After such allocation, the exercise privilege and the Exercise Price of each class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this
Section 12.

Such adjustment shall be made successively whenever any event listed above shall occur. (b) Adjustment for Certain Issuances of Common Stock. If the Company issues or sells to any holder of its Common Stock or any Affiliate of such holder or distributes to any holder or any Affiliate of such holder any rights, options or warrants entitling them to purchase shares of Common Stock, or securities convertible into or exchangeable for Common Stock, in each case, at a price per share less than the Current Market Value on the record date for determining entitlements of any such holder of Common Stock to participate in such issuance, sale or distribution (the "Time of Determination"), the Exercise Rate shall be adjusted in accordance with the formula:

and the Exercise Price shall be adjusted in accordance with the following formula:
where:

                  E'  =      the adjusted Exercise Rate.

                  E = the Exercise Rate immediately prior to the Time of Determination for any such issuance, sale or distribution.

                  EP' =      the adjusted Exercise Price.

                  EP = the Exercise Price immediately prior to the Time of Determination for any such issuance, sale or distribution.

                  O = the number of Fully Diluted Shares (as defined below) outstanding immediately prior to the Time of Determination for any such issuance, sale or distribution.

                  N = the number of additional shares of Common Stock issued, sold or issuable upon exercise of such rights, options or warrants.

                  P = the offering price per share received in the case of any issuance or sale of Common Stock or rights, options or warrants inclusive of the exercise price per share of Common Stock payable upon exercise of such rights, options or warrants.

                  M          = the  Current  Market  Value  per  share of Common
                             Stock on the Time of Determination for any such issuance, sale or distribution.

For purposes of this Section 12 the term "Fully Diluted Shares" shall mean (i) the shares of Common Stock outstanding as of a specified date, and (ii) the shares of Common Stock into or for which rights, options, warrants or other securities outstanding as of such date are exercisable or convertible (other than the Warrants). The adjustments shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the relevant Time of Determination. Notwithstanding the foregoing, the Exercise Rate and the Exercise Price shall not be subject to adjustment in connection with (i) the issuance of any shares of Common Stock upon exercise of any such rights, options or warrants which (x) have previously been the subject of an adjustment under this Agreement for which the required adjustment has been made or (y) are outstanding on the date hereof and have already been included in the number of Fully Diluted Shares and (ii) the exercise of the Warrants. If at the end of the period during which any such rights, options or warrants are exercisable, not all rights, options or warrants shall have been exercised, the Warrant shall be immediately readjusted to what it would have been if "N" in each of the above formulas had been the number of shares actually issued.

No adjustment shall be made under this paragraph (b) if the application of the formula stated above in this paragraph (b) would result in a value of E' that is lower than the value of E. (c) Adjustment for Other Distribution. If the Company distributes to any holder of its Common Stock or any Affiliate of such holder
(i) any  evidences of  indebtedness  of the Company or any of its  subsidiaries,
(ii) any assets of the Company or any of its subsidiaries (other than cash dividends or other cash distributions that do not constitute an Extraordinary Cash Dividend), or (iii) any rights, options or warrants to acquire any of the foregoing or to acquire any other securities of the Company, the Exercise Rate shall be adjusted in accordance with the formula:

                                                  E' = E x   M
                                                           M - F

and the Exercise Price shall be decreased (but not increased) in accordance with the following formula:

                                                   EP' = EP x E
                                                                  E'
where:

                  E'  =      the adjusted Exercise Rate.

                  E = the current Exercise Rate on the record date referred to in this paragraph (c) below.

                  EP' =      the adjusted Exercise Price.

                  EP = the current Exercise Price on the record date referred to in this paragraph (c) below.

                  M          = the  Current  Market  Value  per  share of Common
                             Stock on the record date referred to in this paragraph (c) below.

                  F = the fair market value on the record date referred to in this paragraph (c) below of the indebtedness, assets, rights, options or warrants distributable in respect of one share of Common Stock.

The adjustments shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution. If any adjustment is made pursuant to clause (iii) above of this subsection (c) as a result of the issuance of rights, options or warrants and at the end of the period during which any such rights, options or warrants are exercisable, not all such rights, options or warrants shall have been exercised, the Warrant shall be immediately readjusted as if "F" in the above formula was the fair market value on the record date of the indebtedness or assets actually distributed upon exercise of such rights, options or warrants divided by the number of shares of Common Stock outstanding on the record date.

This subsection does not apply to rights, options or warrants referred to in subsection (b) of this Section 12. (d) Current Market Value. "Current Market Value" per share of Common Stock or of any other security (herein collectively referred to as a "Security") at any date shall be:

         (1) if the Security is not registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (i) the value of the Security determined in good faith by the board of directors of the Company and certified in a board resolution, based on the most recently completed arm's length transaction between the Company and a person other than an Affiliate of the Company and the closing of which occurs on such date or shall have occurred within the six months preceding such date or
         (ii) if no such transaction shall have occurred on such date or within such six-month period, the value of the Security preceding such date determined by the disinterested members of the board of directors of the Company and certified in a board resolution adopted by the disinterested members of the Company's board of directors delivered to the Holders unless the Holders of at least 33 1/3 percent of the outstanding Warrants shall object to such determination in which case the value shall be determined by an Independent Financial Expert (as defined below) in all other instances, or (2) if the Security is registered under the Exchange Act, the average of the daily closing bid prices for each Business Day during the period commencing 15 Business Days before such date and ending on the date one day prior to such date or, if the Security has been registered under the Exchange Act for less than 15 consecutive Business Days before such date, then the average of the daily closing bid prices (as defined below) for all of the Business Days before such date for which daily closing bid prices are available. If the closing bid price is not determinable for at least 10 Business Days in such period, the Current Market Value of the Security shall be determined as if the Security was not registered under the Exchange Act.

The "closing bid price" for any Security on each Business Day means: (A) if such Security is listed or admitted to trading on any securities exchange, the closing price, regular way, on such day on the principal exchange on which such Security is traded, or if no sale takes place on such day, the average of the closing bid and asked prices on such day, (B) if such Security is not then listed or admitted to trading on any securities exchange, the last reported sale price on such day, or if there is no such last reported sale price on such day, the average of the closing bid and the asked prices on such day, as reported by a reputable quotation source designated by the Company or (C) if neither clause
(A) nor (B) is applicable, the average of the reported high bid and low asked prices on such day, as reported by a reputable quotation service, or a newspaper of general circulation in the Borough of Manhattan, City of New York, customarily published on each Business Day, designated by the Company. If there are no such prices on a Business Day, then the market price shall not be determinable for such Business Day.

"Independent Financial Expert" shall mean any nationally recognized investment banking firm reasonably acceptable to the Warrant Agent (i) that does not (and whose directors, officers, employees and Affiliates do not) have a direct or indirect material financial interest in the Company, (ii) that has not been, and, at the time it is called upon to serve as an Independent Financial Expert under this Agreement is not (and none of whose directors, officers, employees or Affiliates is) a promoter, director or officer of the Company, (iii) that has not been retained by the Company for any purpose, other than to perform an equity valuation, within the preceding twelve months and (iv) that, in the reasonable judgment of the board of directors of the Company (certified by a board resolution), is otherwise qualified to serve as an independent financial advisor. Any such person may receive customary compensation and indemnification by the Company for opinions or services it provides as an Independent Financial Expert.

"Affiliate" of any specified person means any other person which directly or indirectly through one or more intermediaries controls or is controlled by, or is under common control with, such specified person. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling," "controlled by" and "under common control with") as used with respect to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by agreement or otherwise.

"Extraordinary Cash Dividend" means any cash dividends with respect to the Common Stock the aggregate amount of which in any fiscal year exceeds the greater of (i) 5.0% of the net income of the Company and its subsidiaries for the fiscal year immediately preceding the payment of such dividend and (ii) $100,000. (e) When De Minimis Adjustment May Be Deferred. No adjustment in the Exercise Rate or Exercise Price need be made unless the adjustment would require an increase or decrease of at least 1% in the Exercise Rate or Exercise Price, as the case may be. Notwithstanding the foregoing, any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment, provided that no such adjustment shall be deferred beyond the date on which a Warrant is exercised.

All calculations under this Section 12 shall be made to the nearest cent (one-half a cent being rounded up) or to the nearest 1/100th (5/1000 of a share being rounded up) of a share, as the case may be. (f) When No Adjustment Required. If an adjustment is made upon the establishment of a record date for a distribution subject to subsections (a), (b) or (c) hereof and such distribution is subsequently cancelled, the Exercise Rate and Exercise Price then in effect shall be readjusted, effective as of the date when the board of directors determines to cancel such distribution, to that which would have been in effect if such record date had not been fixed. If the Company includes the Warrant Holders in any distribution subject to subsection (a), (b) or (c) hereof and such inclusion results in the Warrant Holders maintaining their ownership percentage of the Company on a fully diluted basis, then no adjustment shall be necessary. If an adjustment would be required under two or more of paragraphs
(a), (b) and (c), such adjustments will be determined without duplication. To the extent the Warrants become convertible into cash, no adjustment need be made thereafter as to the amount of cash into which such Warrants are exercisable. Interest will not accrue on the cash. (g) Notice of Adjustment. Whenever the Exercise Rate or Exercise Price is adjusted, the Company shall provide the notices required by Section 14 hereof.

(h) Voluntary Reduction. The Company from time to time may increase the Exercise Rate or reduce the Exercise Price by any amount for any period of time (including, without limitation, permanently) if the period is at least 20 Business Days.

An increase of the Exercise Rate or reduction of the Exercise Price under this subsection (h) (other than a permanent increase or reduction) does not change or adjust the Exercise Rate or Exercise Price otherwise in effect for purposes of subsections (a), (b) or (c) of this Section 12.

(i) Minimum Exercise Price. Notwithstanding anything to the contrary contained in this Agreement, if the Exercise Price, as adjusted pursuant to this Agreement (other than this Section 12(i)), shall be less than the aggregate par values of the related Warrant Shares, then such Exercise Price, as so adjusted, for all purposes of this Agreement, shall be an amount equal to the aggregate par value of such related Warrant Shares. (j) When Issuance or Payment May Be Deferred. In any case in which this Section 12 shall require that an adjustment in the Exercise Rate or Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event (i) issuing to the Holder of any Warrant exercised after such record date the Warrant Shares and other capital stock of the Company, if any, issuable upon such exercise over and above the Warrant Shares and other capital stock of the Company, if any, issuable upon such exercise on the basis of the Exercise Rate prior to such adjustment, and (ii) paying to such Holder any amount in cash in lieu of a fractional share pursuant to Section 13; provided, however, that the Company shall deliver to the Warrant Agent and shall cause the Warrant Agent, on behalf of and at the expense of the Company, to deliver to such Holder a due bill or other appropriate instrument evidencing such Holder's right to receive such additional Warrant Shares, other capital stock and cash upon the occurrence of the event requiring such adjustment.

(k) Reorganizations. In case of any capital reorganization, other than in the cases referred to in Sections 12(a), (b) or (c) hereof, or the consolidation or merger of the Company with or into another corporation (other than a merger or consolidation in which the Company is the continuing corporation and which does not result in any reclassification of the outstanding shares of Common Stock into shares of other stock or other securities or property) (collectively such actions being hereinafter referred to as "Reorganizations"), or the sale of the property of the Company as an entirety or substantially as an entirety, there shall thereafter be deliverable upon exercise of any Warrant (in lieu of the number of shares of Common Stock theretofore deliverable) the number of shares of stock or other securities or property, if any, to which a holder of the number of shares of Common Stock that would otherwise have been deliverable upon the exercise of such Warrant would have been entitled upon such Reorganization or sale if such Warrant had been exercised in full immediately prior to such Reorganization. In case of any Reorganization or sale, appropriate adjustment, as determined in good faith by the board of directors of the Company, whose determination shall be described in a duly adopted resolution certified by the Company's Secretary or Assistant Secretary, shall be made in the application of the provisions herein set forth with respect to the rights and interests of Holders so that the provisions set forth herein shall thereafter be applicable, as nearly as possible, in relation to any such shares or other securities or property thereafter deliverable upon exercise of Warrants.

The Company shall not effect any such Reorganization unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such Reorganization or the corporation or other appropriate corporation or entity purchasing such assets shall (i) expressly assume, by a supplemental warrant agreement or other acknowledgment executed and delivered to the Warrant Agent the obligation to deliver to the Warrant Agent and to cause the Warrant Agent to deliver to each such Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to purchase, and the due and punctual performance and observance of each and every covenant, condition, obligation and liability under this Agreement to be performed and observed by the Company in the manner prescribed herein and (ii) enter into an agreement providing to the Holders rights and benefits substantially similar to those enjoyed by the Holders under the Common Stock Registration Rights Agreement of even date herewith. The foregoing provisions of this Section 12(k) shall apply to successive Reorganization transactions. (l) Form of Warrants. Irrespective of any adjustments in the number or kind of shares purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrants initially issuable pursuant to this Agreement. (m) Warrant Agent's Disclaimer. The Warrant Agent has no duty to determine when an adjustment under this Section 12 should be made, how it should be made or what it should be. The Warrant Agent has no duty to determine whether any provisions of a supplemental warrant agreement under subsection (k) of this Section 12 are correct. The Warrant Agent makes no representation as to the validity or value of any securities or assets issued upon exercise of Warrants. The Warrant Agent shall not be responsible for the Company's failure to comply with this Section 12.

(n) Miscellaneous. (i) For purpose of this Section 12 the term "shares of Common Stock" shall mean (a) the Company's Common Stock, par value $.01 per share, as of the date of this Agreement, and (b) shares of any other class of stock resulting from successive changes or reclassification of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to this Section 12, the Holders of Warrants shall become entitled to purchase any securities of the Company other than, or in addition to, shares of Common Stock, thereafter the number or amount of such other securities so purchasable upon exercise of each Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in subsections (a) through (m) of this Section 12, inclusive, and the provisions of Sections 7, 8, 10 and 13 with respect to the Warrant Shares or the Common Stock shall apply on like terms to any such other securities generally.

(ii) The Company shall provide Holders, within 15 days after it files them with the SEC, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that the Company is required to file with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act. Notwithstanding that the Company may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall continue to file such annual reports and information, documents and other reports with the SEC and to provide the Holders with such annual reports and such information, documents and other reports as the Company provides to the holders of its Common Stock or other securities.

SECTION 13. Fractional Interests. The Company shall not be required to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same Holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 13, be issuable on the exercise of any Warrants (or specified portion thereof), the Company shall pay an amount in cash equal to the excess of the value (as determined by the Board of Directors in good faith) of a Warrant Share over the Exercise Price on the day immediately preceding the date the Warrant is presented for exercise, multiplied by such fraction.

SECTION 14. Notices to Warrant Holders. Upon any adjustment pursuant to Section 12 hereof, the Company shall give prompt written notice of such adjustment to the Warrant Agent and shall cause the Warrant Agent, on behalf of and at the expense of the Company, within 10 days after notification is received by the Warrant Agent of such adjustment, to mail by first class mail, postage prepaid, to each Holder a notice of such adjustment(s) and shall deliver to the Warrant Agent a certificate of the Chief Financial Officer of the Company setting forth in reasonable detail (i) the number of Warrant Shares purchasable upon the exercise of each Warrant and the Exercise Price of such Warrant after such adjustment(s), (ii) a brief statement of the facts requiring such adjustment(s) and (iii) the computation by which such adjustment(s) was made. Where appropriate, such notice may be given in advance and included as a part of the notice required under the other provisions of this Section 14. In case:

(a) the Company shall authorize the issuance to all holders of shares of Common Stock of rights, options or warrants to subscribe for or purchase shares of capital stock of the Company; or

(b) the Company shall authorize the distribution to all holders of shares of Common Stock of evidences of its indebtedness or assets; or

(c) of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the conveyance or transfer of the properties and assets of the Company substantially as an entirety, or of any reclassification or change of Common Stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or a tender offer or exchange offer for shares of capital stock of the Company; or

(d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

(e) the Company proposes to take any action that would require an adjustment to the Exercise Rate and/or Exercise Price pursuant to Section 12;

then the Company shall give prompt written notice to the Warrant Agent at least ten days prior to the date the Warrant Agent should give notice to the holders of the Warrant Certificate, and shall cause the Warrant Agent, on behalf of and at the expense of the Company, to give to each of the registered holders of the Warrant Certificates at his or its address appearing on the Warrant Register, at least 20 days prior to the applicable record date hereinafter specified, or the date of the event in the case of events for which there is no record date, by first-class mail, postage prepaid, a written notice stating (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such rights, options, warrants or distribution are to be determined, or (ii) the initial expiration date set forth in any tender offer or exchange offer for shares of Common Stock, or (iii) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up. The failure by the Company or the Warrant Agent to give such notice or any defect therein shall not affect the legality or validity of any distribution, right, option, warrant, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any action.

The Company shall give prompt written notice to the Warrant Agent, at least ten days prior to the date the Warrant Agent should give notice to the holders of the Warrant Certificate and shall cause the Warrant Agent, on behalf of and at the expense of the Company, to give to each Holder written notice of any determination to make a distribution or dividend to the holders of any class of its Common Stock of any assets (including cash), debt securities, preferred stock, or any rights or warrants to purchase debt securities, preferred stock, assets or other securities (other than Common Stock, or rights, options, or warrants to purchase Common Stock) of the Company, which notice shall state the nature and amount of such planned dividend or distribution and the record date therefor, and shall be sent to the Holders at least 20 days prior to such record date therefor. Nothing contained in this Agreement or in any Warrant Certificate shall be construed as conferring upon the Holders the right to vote or to consent or to receive notice as shareholders in respect of the meetings of shareholders or the election of directors of the Company or any other matter, or any rights whatsoever as shareholders of the Company.

In all cases, the text of any notice to Holders provided pursuant to this Section shall be prepared by the Company and the Warrant Agent shall have no responsibility with regard to such notice being accurate. SECTION 15. Notices to the Company and Warrant Agent. Any notice or demand authorized by this Agreement to be given or made by the Warrant Agent or by any Holder to or on the Company shall be sufficiently given or made when received at the office of the Company expressly designated by the Company as its office for purposes of this Agreement (until the Warrant Agent is otherwise notified in accordance with this Section 15 by the Company), as follows:

                           Hvide Marine Incorporated
                           2200 Eller Drive
                           P.O. Box 13038
                           Fort Lauderdale, Florida 33316

                           Attention: Robert B. Lamm
                           Fax Number: (954) 527-1772

                           with a copy to:

                           Kronish Lieb Weiner & Hellman LLP
                           1114 Avenue of the Americas
                           New York, New York 10036-7798

                           Attention:  Robert J. Feinstein, Esq.
                           Fax Number: (212) 479-6275

                           and to:

                           Dyer Ellis & Joseph
                           Watergate, Eleventh Floor
                           600 New Hampshire Ave., N.W.
                           Washington, D.C. 20034
                           Attention: James B. Ellis, Esq.
                           Fax Number: 202-944-3068

Any notice pursuant to this Agreement to be given by the Company or by any Holder(s) to the Warrant Agent shall be sufficiently given when received by the Warrant Agent at the address appearing below (until the Company is otherwise notified in accordance with this Section by the Warrant Agent).

                           STATE STREET BANK AND TRUST COMPANY
                           Goodwin Square
                           225 Asylum Street, 23rd Floor
                           Hartford, CT 06103
                           Attention:  Cauna Silva
                           Fax Number: (860) 244-1881

SECTION 16. Supplements and Amendments. The Company and the Warrant Agent may from time to time supplement or amend this Agreement without the approval of any holders of Warrants in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable and all other supplements or amendments, except those that have a material adverse effect on the interests of any holder of Warrants. Any amendment or supplement to this Agreement that has a material adverse effect on the interests of holders shall require the written consent of registered holders of a majority of the then outstanding Warrants. Notwithstanding the foregoing, the consent of each holder of a Warrant affected shall be required for any amendment pursuant to which the Exercise Price would be increased or the number of Warrant Shares purchasable upon exercise of Warrants would be decreased (not including adjustments contemplated hereunder). The Warrant Agent shall be entitled to receive and shall be fully protected in relying upon an Officers' Certificate and opinion of counsel as conclusive evidence that any such amendment or supplement is authorized or permitted hereunder, that it is not inconsistent herewith, and that it will be valid and binding upon the Company in accordance with its terms.

SECTION 17. Concerning the Warrant Agent. The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the Holders, by their acceptance of Warrants, shall be bound:

                  (a) The statements contained herein and in the Warrant Certificate shall be taken as statements of the Company, and the Warrant Agent assumes no responsibility for the correctness of any of the same except such as describe the Warrant Agent or any action taken by it. The Warrant Agent assumes no responsibility with respect to the distribution of the Warrants except as herein otherwise provided.

                  (b) The Warrant Agent shall not be responsible for any failure of the Company to comply with the covenants contained in this Agreement or in the Warrants to be complied with by the Company.

                  (c) The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself (through its employees) or by or through its attorneys or agents (which shall not include its employees) and shall not be responsible for the misconduct of any agent appointed with due care.

                  (d) The Warrant Agent may consult at any time with legal counsel satisfactory to it (who may be counsel for the Company), and the Warrant Agent shall incur no liability or responsibility to the Company or to any Holder in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel.

                  (e) Whenever in the performance of its duties under this Agreement the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless such evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, Chief Executive Officer, the President, Chief Financial Officer, Chief Operating Officer, one of the Vice Presidents, the Treasurer, the Secretary or an Assistant Secretary of the Company and delivered to the Warrant Agent; and such certificate shall be full authorization to the Warrant Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

                  (f) The Company agrees to pay the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent in the performance of its duties under this Agreement, to reimburse the Warrant Agent for all expenses and governmental charges and other charges of any kind and nature incurred by the Warrant Agent (including reasonable fees and expenses of the Warrant Agent's counsel and agents) in the performance of its duties under this Agreement, and to indemnify the Warrant Agent and its officers, directors, employees and agents and save them harmless against any and all liabilities, including judgments, costs and counsel fees, for anything done or omitted by the Warrant Agent in the performance of its duties under this Agreement, except as a result of the Warrant Agent's gross negligence or bad faith.

                  (g) The Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transactions in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement or such stockholder, director, officer or employee. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity including, without limitation, acting as Transfer Agent, Trustee under the Indenture or as a lender to the Company or an affiliate thereof.

                  (h) The Warrant Agent shall act hereunder solely as agent, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for anything which it may do or refrain from doing in connection with this Agreement except for its own gross negligence or bad faith.

                  (i) The Warrant Agent will not incur any liability or responsibility to the Company or to any Holder for any action taken in reliance on any notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument reasonably believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

                  (j) The Warrant Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Warrant Agent) or in respect of the validity or execution of any Warrant (except its countersignature thereof); nor shall the Warrant Agent by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Warrant Shares (or other stock) to be issued pursuant to this Agreement or any Warrant, or as to whether any Warrant Shares (or other stock) will, when issued, be validly issued, fully paid and nonassessable, or as to the Exercise Price or the number or amount of Warrant Shares or other securities or other property issuable upon exercise of any Warrant.

                  (k) The Warrant Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, Chief Executive Officer, the President, Chief Financial Officer, Chief Operating Officer, one of the Vice Presidents, the Treasurer, the Secretary or Assistant Secretary of the Company, and to apply to such officers for advice or instructions in connection with its duties, and shall not be liable for any action taken or suffered to be taken by it in good faith and without gross negligence in accordance with instructions of any such officer or officers.

                  The   provisions   of  this  Section  17  shall   survive  the
         termination of this Agreement and any resignation or removal of the Warrant Agent.

SECTION 18. Change of Warrant Agent. The Warrant Agent may resign at any time and be discharged from its duties under this Agreement by giving to the Company 30 days' notice in writing. The Warrant Agent may be removed by like notice to the Warrant Agent from the Company. If the Warrant Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Warrant Agent. If the Company shall fail to make such appointment within a period of 60 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or by any Holder (who shall with such notice submit his Warrant for inspection by the Company), then the Warrant Agent or any Holder may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Pending appointment of a successor warrant agent, either by the Company or by such court, the duties of the Warrant Agent shall be carried out by the Company. Any successor warrant agent, whether appointed by the Company or such a court, shall be a bank or trust company in good standing, incorporated under the laws of the United States of America or any State thereof or the District of Columbia and having at the time of its appointment as warrant agent a combined capital and surplus of at least $10,000,000. After appointment, the successor warrant agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but the former Warrant Agent shall deliver and transfer to the successor warrant agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for such purpose. Failure to file any notice provided for in this Section 18, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of the successor warrant agent, as the case may be. In the event of such resignation or removal, the Company or the successor warrant agent shall mail by first class mail, postage prepaid, to each Holder, written notice of such removal or resignation and the name and address of such successor warrant agent.

SECTION 19. Identity of Transfer Agent. Forthwith upon the appointment of any Transfer Agent for the Common Stock, or any other shares of the Company's capital stock issuable upon the exercise of the Warrants, the Company shall promptly file with the Warrant Agent a statement setting forth the name and address of such Transfer Agent.

SECTION 20. Registration Rights. The Holders shall be entitled to all of the benefits under that certain Common Stock Registration Rights Agreement among the Company and the parties named therein dated as of December 15, 1999.

SECTION 21. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company, the Warrant Agent or any holder of Warrants shall bind and inure to the benefit of their respective successors and assigns hereunder.

SECTION 22. Termination. This Agreement shall terminate at 5:00 p.m. New York City time on June 30, 2007. Notwithstanding the foregoing, this Agreement will terminate on any earlier date if all Warrants have been exercised or redeemed pursuant to this Agreement.


SECTION 23. GOVERNING LAW. THIS AGREEMENT AND EACH WARRANT CERTIFICATE ISSUED HEREUNDER SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE, WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.

SECTION 24. Benefits of This Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Warrant Agent and the registered Holders of the Warrant Certificates any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent
and  the   registered   Holders  of  the  Warrant   Certificates.

SECTION 25. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

SECTION 26. Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                            HVIDE MARINE INCORPORATED



                            By:______________________________
                                     Name:
                                     Title:


                           STATE STREET BANK AND TRUST COMPANY, as Warrant Agent



                            By:______________________________
                                     Name:
                                     Title: